Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

21st Century Oncology Contact:	Investor Contact:
LeAnne M. Stewart	The Ruth Group
Chief Financial Officer	Nick Laudico
239-931-7281	646-536-7030
leanne.stewart@21co.com	nlaudico@theruthgroup.com

Brandon Vazquez
646-536-7032
bvazquez@theruthgroup.com

21ST CENTURY ONCOLOGY HOLDINGS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

COMPLETES FINANCIAL RESTATEMENT

FORT MYERS, FL, August XX, 2016 — 21st Century Oncology Holdings, Inc. (“21C” or the “Company”), the leading global, physician-led provider of integrated cancer care services, announced today its financial results for the fourth quarter and full year ended December 31, 2015 and announced the completion of the restatement of financial results for the years ended December 31, 2012, 2013 and 2014, the unaudited condensed consolidated financial statements as of and for each of the interim periods within the years ended December 31, 2012, 2013 and 2014 and for the interim periods ended March 31, June 30, and September 30, 2015.

Fourth Quarter 2015 and Full Year 2015 Results

Total revenues for the fourth quarter of 2015 were $263.1 million, down 1.3% as compared to total revenues of $266.6 million in the same quarter of 2014. Revenue growth from acquired and new operations was offset by approximately $3.3 million relative to the effect of simulation code bundling. Net income for the fourth quarter was $7.0 million versus a net loss of $28.3 million for the same period in the prior year. The improvement in net income resulted from a fair market value adjustment for embedded derivatives.

Pro-forma adjusted EBITDA in the fourth quarter of 2015 was $38.8 million, or 14.7% of total pro-forma revenues, as compared to $30.7 million, or 11.5% of total pro-forma revenues, in the fourth quarter of 2014. The primary contributor to the pro-forma adjusted EBITDA improvement was a $6.2 million reduction in compensation expense and $5.1 million improvement in bad debt offset by the $3.5 million decrease in total revenues.

Total radiation oncology treatments per day during the fourth quarter increased 1.8% over the same period in the prior year and same market radiation oncology treatments per day for the quarter declined 2.0% compared to the same period in the prior year. As previously disclosed, the Company has experienced a decrease in treatments per case for breast and lung diagnoses, as a result of technological innovations.

Net patient service revenue per radiation oncology treatment declined 1.1% in the fourth quarter of 2015 relative to the same period last year. This was largely driven by the simulation code for IMRT cases being bundled with the planning code. The impact of the bundling code change in the fourth quarter of 2015 was $3.3 million.

Total revenues for full year 2015 were $1,079.2 million as compared to $1,018.2 million in 2014. The net loss for 2015 was $126.8 million as compared to a net loss of $352.7 million in 2014. The improvement in the net loss was due to recording a $229.5 million impairment loss in 2014.

Total pro-forma revenues for full year 2015 were $1,080.3 million, an increase of 5.2% year over year. Pro-forma adjusted EBITDA was $159.1 million for 2015, an increase of 12.9% as compared to $141.0 million in 2014. The increase in pro-forma adjusted EBITDA was primarily driven by a $53.3 million increase in total pro-forma revenues offset by a $34.5 million increase in salaries and benefits. Pro-forma adjusted EBITDA margin for 2015 increased 1.0% as compared to 2014.

Total radiation oncology treatments per day for 2015 increased 4.2% year over year, reflecting the impact of strategic acquisitions made earlier in 2015. Same market radiation oncology treatments per day decreased 1.6% year over year due to the reduction in treatments per case, particularly breast and lung diagnoses. For 2015, net patient service revenue per radiation oncology treatment declined 1.9% and same market net patient service revenue per radiation oncology treatment declined 0.6%, each as compared to 2014, due to the impact of the simulation code change.

Dr. Daniel Dosoretz, Founder, President and Chief Executive Officer, commented, “We finished the fourth quarter and full year 2015 with positive momentum in our business. We are pleased with our performance against the backdrop of headwinds from simulation code bundling and a reduction in treatments per day due to advances in hypo-fractionated external beam radiotherapy and stereotactic radiosurgery.”

Restatement of Financial Results

On March 24, 2016, the Board of Directors of 21C (the “Board”) determined that the financial statements for all interim periods and years ended December 31, 2012, 2013 and 2014 as well as the first three periods of 2015, should be restated. The restatement was primarily related to revenue recognition matters, accounts receivable reconciliation issues and income and non-income tax matters with respect to operations in Latin America as well as to give effect to refunds and payment adjustments that the Company recorded in connection with electronic health records incentive payments received under the Health Information Technology for Economic and Clinical Health Act (HITECH).

Management remains committed to remediating the material weaknesses identified in its internal controls over financial reporting as well as other areas of risk that led to the restatement of financial results. Several specific remediation initiatives have already been implemented and we believe on-going efforts will continue to improve the effectiveness of our internal control environment.

Robert L. Rosner, Chairman of the Board of Directors and Chair of The Executive Committee, said, “While the last nine months have included some unique challenges for 21C, the Board and management believe we will emerge from this process a stronger and more focused organization. After a diligent and comprehensive review, we have identified areas in our financial and compliance procedures in need of remediation and have constructed a robust plan to address those issues. The Company is thoroughly committed to executing that plan and maintaining the highest levels of compliance going forward. The importance of these initiatives has been and will continue to be communicated to every 21C employee.”

Debt Agreements

On August 15, 2016, 21C entered into amendment and waiver agreements with certain creditors. The agreements, among other things, waive the event of default for failure to file financial statements for the year ended December 31, 2015 until September 10, 2016, and waive the event of default for failure to file financial statements for the quarters ended March 31, and June 30, 2016 until September 30, 2016. The amendment agreements require 21C to complete three separate capital events to receive the lessor of, 1) net cash proceeds from the issuance or sale of 21C’s capital stock or from other equity investments and/or sales of assets for a total aggregate amount of $125.0 million, or 2) an amount such that following the third capital event 21C’s cash and cash equivalents plus unused revolving loan commitments equals at least $120.0 million and 21C’s consolidated leverage ratio is not greater than 6.4 to 1.0. The amendment agreements also require the Company to maintain minimum liquidity of $40.0 million.

Reimbursement

The United States Congress unanimously passed the Patient Access and Medicare Protection Act (S. 2425) which freezes radiation oncology freestanding payment rates for treatment delivery and image guidance codes in 2017 and 2018 at levels set for 2016. The bill was signed into law by President Obama on December 28, 2015. In 2019, CMS will transition to a new episodic alternative payment model. The legislation requires the Secretary of Health and Human Services to submit to Congress a report on the development of an episodic alternative payment model for reimbursement under the Medicare program within 18 months.

Dr. Dosoretz, concluded, “We applaud Congress and President Obama for their dedication to working together with the industry to advance payment reform and achieve payment predictability while ensuring patient access to quality cancer care. This is an exceptional example of how bipartisan collaboration can deliver a meaningful benefit to patients in need of the most advanced technologies available in radiation therapy. We look forward to working with policymakers over the next few years on developing an alternative payment model which will provide continued access to sophisticated radiation therapy treatment for patients for years to come.”

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global, physician led provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. As of December 31, 2015, the Company operated 181 treatment centers, including 145 centers located in 17 U.S. states and 36 centers located in seven countries in Latin America.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, state and federal investigations, claims and litigation matters, decreases in payments by managed care organizations and other commercial payers  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$65,211	$99,082
Restricted cash	195	7,283
Marketable securities	1,078	—
Accounts receivable, net	122,355	121,799
Prepaid expenses	7,822	8,728
Inventories	3,918	3,162
Income taxes receivable	4,966	4,432
Deferred income taxes	—	1,771
Other	15,732	8,291
Total current assets	221,277	254,548

Equity investments in joint ventures	1,214	1,646
Property and equipment, net	238,585	269,570
Real estate subject to finance obligation	12,631	22,552
Goodwill	498,680	476,559
Intangible assets, net	70,115	81,385
Embedded derivative & other financial instrument features of Series A convertible redeemable preferred stock	17,883	—
Other assets	65,971	47,184
Deferred income taxes	1,888	—
Total assets	$1,128,244	$1,153,444

LIABILITIES AND DEFICIT

Current liabilities:
Accounts payable	$59,888	$62,507
Accrued expenses	111,653	88,604
Income taxes payable	2,501	1,326
Current portion of long-term debt	1,048,260	26,350
Current portion of finance obligation	283	433
Other current liabilities	14,265	19,512
Total current liabilities	1,236,850	198,732
Long-term debt, less current portion	49,233	940,771
Finance obligation, less current portion	13,318	23,610
Embedded derivative & other financial instrument features of Series A convertible redeemable preferred stock	19,911	15,843
Other long-term liabilities	70,928	71,985
Deferred income taxes	3,887	4,834
Total liabilities	1,394,127	1,255,775

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 authorized, 385,000 issued and outstanding at December 31, 2015 and 2014	389,514	319,997
Noncontrolling interests - redeemable	19,233	15,273

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized 1,059 and 1,028 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	579,920	634,930
Retained deficit	(1,226,298)	(1,091,449)
Accumulated other comprehensive loss, net of tax	(54,574)	(36,920)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(700,952)	(493,439)
Noncontrolling interests - nonredeemable	26,322	55,838
Total deficit	(674,630)	(437,601)
Total liabilities and deficit	$1,128,244	$1,153,444

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues:
Net patient service revenue	$244,249	$245,962	$1,000,126	$938,488
Management fees	14,458	16,797	59,719	67,012
Other revenue	4,417	3,828	19,382	12,682
Total revenues	263,124	266,587	1,079,227	1,018,182

Expenses:
Salaries and benefits	142,498	148,714	579,492	545,025
Medical supplies	25,091	26,360	98,654	97,367
Facility rent expenses	17,843	15,582	68,664	63,111
Other operating expenses	17,753	15,749	64,750	61,784
General and administrative expenses	33,450	33,550	174,791	135,819
Depreciation and amortization	22,265	21,397	89,040	86,583
Provision for doubtful accounts	843	5,908	14,526	19,253
Interest expense, net	24,239	25,620	98,075	113,279
(Gain) loss on the sale/disposal of property and equipment	(548)	(137)	(751)	119
Electronic health records incentive income	(39)	(93)	(39)	(93)
Gain on BP settlement	(1,699)	—	(7,495)	—
Gain on insurance recoveries	(291)	—	(1,655)	—
Impairment loss	—	—	—	229,526
Early extinguishment of debt	—	—	37,390	8,558
Equity initial public offering expenses	—	—	—	4,905
Loss on sale leaseback transaction	—	—	—	135
Fair value adjustment of earn-out liabilities	(1,293)	1,015	(1,811)	1,627
Fair value adjustment of embedded derivatives and other financial instruments	(26,841)	837	(17,919)	837
Loss on foreign currency transactions	367	384	904	678
Gain on foreign currency derivative contracts	—	—	—	(4)
Total expenses	253,638	294,886	1,196,616	1,368,509

Income (loss) before income taxes and equity interest in net income (loss) of joint ventures	9,486	(28,299)	(117,389)	(350,327)
Income tax expense	2,456	78	9,654	2,319

Net income (loss) before equity interest in net income (loss) of joint ventures	7,030	(28,377)	(127,043)	(352,646)
Equity interest in net (loss) income of joint ventures, net of tax	(1)	111	201	(50)
Net income (loss)	7,029	(28,266)	(126,842)	(352,696)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(1,397)	(75)	(8,007)	(4,595)

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	5,632	(28,341)	(134,849)	(357,291)

Other comprehensive loss, net of tax:
Net periodic benefit cost of pension plan	(366)	(91)	(366)	(91)
Unrealized loss on foreign currency translation	(13,269)	(552)	(19,683)	(12,098)
Other comprehensive loss	(13,635)	(643)	(20,049)	(12,189)

Comprehensive loss	(6,606)	(28,909)	(146,891)	(364,885)
Comprehensive (income) loss attributable to noncontrolling interests- redeemable and non-redeemable	(13)	59	(5,612)	(3,224)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(6,619)	$(28,850)	$(152,503)	$(368,109)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended
	December 31,
	2015	2014
Cash flows from operating activities
Net loss	$(126,842)	$(352,696)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	89,040	86,583
Deferred rent expense	676	774
Deferred income taxes	(278)	(783)
Stock-based compensation	8	106
Provision for doubtful accounts	14,526	19,253
(Gain) loss on the sale/disposal of property and equipment	(751)	119
Gain on insurance recoveries	(291)	—
Loss on sale leaseback transaction	—	135
Gain on the sale of marketable securities	(3)	—
Impairment loss	—	229,526
Early extinguishment of debt	37,390	8,558
Equity initial public offering expenses	—	4,905
Gain on the sale of an interest in a joint venture	—	—
Loss on foreign currency transactions	450	348
Gain on foreign currency derivative contracts	—	(4)
Fair value adjustment of earn-out liabilities	(1,811)	1,627
Fair value adjustment of embedded derivatives and other financial instruments	(17,919)	837
Amortization of debt discount	1,706	2,483
Amortization of loan costs	4,708	6,277
Paid in kind interest on notes payable	757	—
Equity interest in net (earnings) loss of joint ventures	(201)	50
Distribution received from unconsolidated joint ventures	106	221
Pension plan contributions	(1,756)	(1,587)
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(31,636)	(35,108)
Income taxes payable	972	(3,453)
Inventories	(1,680)	8
Prepaid expenses and other assets	5,331	3,677
Accounts payable	500	514
Accrued deferred compensation	1,444	1,522
Accrued expenses / other liabilities	33,998	11,321

Net cash provided by (used in) operating activities	8,444	(14,787)

Cash flows from investing activities
Purchase of property and equipment	(40,936)	(56,659)
Acquisition of medical practices	(34,205)	(50,245)
Restricted cash associated with medical practice acquisitions	7,088	(3,181)
Proceeds from the sale of equity interest in a joint venture	—	—
Proceeds from the sale of property and equipment	1,680	96
Proceeds from insurance recoveries	291	—
Purchase of marketable securities	(5,687)	—
Sale of marketable securities	4,612	—
Repayments from (loans to) employees	186	(1,226)
Contribution of capital to joint venture entities	—	(620)
Distribution received from joint venture entities	496	—
Proceeds from foreign currency derivative contracts	—	26
Company owned life insurance policies	(1,302)	(1,265)
Change in other assets and other liabilities	(340)	(765)

Net cash used in investing activities	(68,117)	(113,839)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended
	December 31,
	2015	2014
Cash flows from financing activities
Proceeds from issuance of debt	1,047,871	169,845
Principal repayments of debt	(944,437)	(268,377)
Repayments of finance obligation	(219)	(278)
Proceeds from issuance of Series A convertible redeemable preferred stock	—	325,000
Payments of issue costs related to the issuance of preferred stock	—	(6,137)
Proceeds from issuance of noncontrolling interest	743	1,250
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	3,230	259
Purchase of noncontrolling interest - non-redeemable	(16,233)	—
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(5,174)	(3,599)
Payments for contingent considerations	(8,537)	—
Payments of costs for equity securities offering	—	(4,905)
Payment of call premium on long-term debt	(24,877)	—
Payments of loan costs	(26,481)	(2,436)

Net cash provided by financing activities	25,886	210,622

Effect of exchange rate changes on cash and cash equivalents	(84)	(42)

Net (decrease) increase in cash and cash equivalents	(33,871)	81,954
Cash and cash equivalents, beginning of period	99,082	17,128

Cash and cash equivalents, end of period	$65,211	$99,082

Supplemental disclosure of noncash investing and financing activities
Interest paid	$99,253	$101,149
Income taxes paid	$11,467	$7,585
Finance obligation related to real estate projects	$1,898	$7,790
Derecognition of finance obligation related to real estate projects	$12,215	$4,119
Capital lease obligations related to the purchase of equipment	$2,408	$17,625
Medical equipment and service contract component related to the acquisition of medical equipment through accounts payable	$2,865	$3,049
Noncash vendor credits	$1,500	$—
Issuance of notes payable relating to the acquisition of medical practices	$5,522	$2,000
Liability relating to the escrow debt and purchase price of medical practices	$—	$2,970
Capital lease obligations related to the acquisition of medical practices	$3,166	$47,796
Change in earn-out accruals	$13,572	$11,052
Amounts payable to sellers in the purchase of a medical practice	$150	$249
Noncash dividend declared to noncontrolling interest	$97	$194
Noncash issuance of noncontrolling interest	$56	$—
Step up in basis of joint venture interests	$688	$—
Issuance of notes payable relating to the purchase of SFRO noncontrolling interest	$14,560	$—
Issuance of equity units relating to the purchase of SFRO noncontrolling interest	$14,500	$—
Accrued dividends on Series A convertible preferred stock, accrued at effective rate	$55,074	$12,683
Accretion of redemption value on Series A convertible preferred stock	$17,447	$3,457
Change in additional paid-in capital from sale/purchase of interest in subsidiaries	$2,315	$—
Noncash contribution of capital by noncontrolling interest holders	$—	$37

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
(in thousands):
Total revenues	$263,124	$266,587	$1,079,227	$1,018,182
Pro-forma full period effect of acquisitions (a)	—	—	1,075	8,819
Total pro-forma revenues	$263,124	$266,587	$1,080,302	$1,027,001

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$5,632	$(28,341)	$(134,849)	$(357,291)
Income tax expense	2,456	78	9,654	2,319
Interest expense, net	24,239	25,620	98,075	113,279
Depreciation and amortization	22,265	21,397	89,040	86,583
Gain on BP settlement	(1,699)	—	(7,495)	—
Impairment loss	—	—	—	229,526
Early extinguishment of debt	—	—	37,390	8,558
Equity initial public offering expenses	—	—	—	4,905
Loss on sale leaseback transaction	—	—	—	135
Fair value adjustment of noncontrolling interest
Fair value adjustment of earn-out liabilities	(1,293)	1,015	(1,811)	1,627
Fair value adjustment of embedded derivatives and other financial instruments	(26,841)	837	(17,919)	837
Gain on foreign currency derivative contracts	—	—	—	(4)
Net income attributable to noncontrolling interests, net of cash distributions	295	(1,473)	2,833	996
Other expenses (b)	8,153	4,036	14,298	15,324
Non-cash expenses (c)	1,066	1,148	4,359	4,238
Sale-lease back adjustments (d)	(289)	(441)	(1,049)	(1,403)
Acquisition-related costs (e)	3,205	2,261	6,712	12,216
Litigation matters (f)	1,579	2,108	59,354	6,530
Expenses associated with note-holder negotiations and management of liquidity (g)	—	2,482	—	11,861
Pro-Forma full period effect of acquisition EBITDA (a)	—	—	543	742

Pro-Forma Adjusted EBITDA (1)	$38,768	$30,727	$159,135	$140,978

Pro-Forma Adjusted EBITDA as a percentage of total pro-forma revenues	14.7%	11.5%	14.7%	13.7%

(1) Pro-Forma Adjusted EBITDA, as defined per the Credit Agreement dated as of April 30, 2015, calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2015 and 2014.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle / closed radiation therapy facilities, costs associated with the CMS Medicare freeze.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

(g) Expenses associated with negotiating with note-holders, recapitalization support agreement and legal and consulting fees associated with management of liquidity.

We believe the Pro-Forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-Forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended			Year Ended
	December 31,		%	December 31,		%
Operating Metrics	2015	2014	Change	2015	2014	Change
Number of operating days	64	64	0.0%	255	255	0.0%

Domestic
Radiation oncology treatment plans (total) (1)	8,770	8,708	0.7%	36,251	34,190	6.0%

Radiation oncology treatments per day (total)	3,184	3,127	1.8%	3,245	3,114	4.2%

Net patient service revenue per radiation oncology treatment (total)	$750	$759	-1.1%	$750	$765	-1.9%

Radiation oncology treatment plans (same market) (1),(2)	8,386	8,696	-3.6%	33,854	33,823	0.1%

Radiation oncology treatments per day (same market) (2)	3,049	3,112	-2.0%	3,020	3,070	-1.6%

Net patient service revenue per radiation oncology treatment (same market) (2)	$753	$753	0.0%	$756	$760	-0.6%

International
Total number of open cases	4,564	4,395	3.8%	18,598	17,756	4.7%

Revenue per radiation oncology case	$6,676	$5,899	13.2%	$6,340	$5,126	23.7%

	Three Months Ended			Year Ended
	December 31,			December 31,
Revenue Details	2015	2014		2015	2014
Net patient service revenue per Consolidated Statements of Operations and Comprehensive Loss	$244,249	$245,962		$1,000,126	$938,488
Less net patient service revenue ICC	(78,323)	(88,830)		(333,977)	(320,841)
Less net patient service revenue professional services	(1,980)	(2,003)		(8,161)	(8,063)
Plus net patient service revenue unconsolidated MSAs (3)	19,344	22,590		80,795	88,925
Less international net patient service revenue	(30,470)	(25,926)		(117,903)	(91,021)

Domestic freestanding net patient service revenue	$152,820	$151,793	0.7%	$620,880	$607,488	2.2%

	December 31,
Center Details	2015	2014
Radiation therapy centers - freestanding (domestic)	133	133
Radiation therapy centers - freestanding (international)	36	36
Radiation therapy centers - professional / other	12	11

Total radiation therapy centers	181	180

(1) Total radiation oncology treatment plans represents the number of prescriptions issued by the physicians to start the treatment process.

(2) Same market is defined as markets that have been open in excess of 12 months. This includes in market acquisitions and conversion of existing professional only relationships to freestanding.

(3) Medical services agreement